ACNB Corporation Annual Meeting of Shareholders May 5, 2026

Alan J. Stock Chairman of the Board Welcome & Introductions 2

Board of Directors James P. Helt D. Arthur Seibel, Jr. Alan J. Stock Chairman of the Board Todd L. Herring First Vice Chair of the Board Eugene J. Draganosky Second Vice Chair of the Board Elizabeth F. Carson Kimberly S. Chaney Alexandra C. Chiaruttini Frank Elsner, III 3 Scott L. Kelley James J. Lott Donna M. Newell John M. Polli Daniel W. Potts

Scott L. Kelley Served on the Board of Directors since 2012 for 14 years. Retiring Board of Directors Daniel W. Potts Served on the Board of Directors since 2004 for 22 years. 4

James P. Helt President & CEO 5

Meeting Agenda • Call to Order • Proof of Notice of Meeting and Quorum • Description of Proposals to be Voted On • Voting and Results • Adjournment of Business Meeting • Management Presentations • Shareholder Questions & Answers 6

Call to Order, Quorum & Business Matters 7

Voting and Results 8

Forward-Looking Statements During the course of this presentation, there may be projections and forward-looking statements regarding events or the future financial performance of ACNB Corporation. We wish to caution you that these forward-looking statements involve certain risks and uncertainties, including a variety of factors that may cause actual results to differ materially from the anticipated results expressed in these forward-looking statements. ACNB Corporation assumes no duty to update the forward-looking statements made in this presentation. You are encouraged to review the risk factors and other cautionary statements regarding forward-looking information described in other documents ACNB Corporation files from time to time with the Securities and Exchange Commission including the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and any Current Reports on Form 8-K. 9

James P. Helt President & CEO Jason H. Weber EVP, Treasurer & Chief Financial Officer Management Presentations 10

Experienced Executive Management Team James P. Helt President & Chief Executive Officer 37 years In financial services 17 years At ACNB Jason H. Weber EVP, Treasurer & Chief Financial Officer 28 years In financial services 4 years At ACNB Laurie A. Laub EVP, Chief Credit Officer 24 years In financial services 21 years At ACNB Brett D. Fulk EVP, Chief Strategy Officer 34 years In financial services 3 years At ACNB Mark E. Blacksten EVP, Maryland Market President 35 years In financial services 2 years At ACNB 23 years In financial services 3 years At ACNB Andrew A. Bradley SVP, Chief Risk Officer Douglas A. Seibel EVP, Chief Lending Officer 43 years In financial services 17 years At ACNB Emily E. Berwager SVP, Chief Human Resources Officer 26 years In human resources 5 years At ACNB Kevin J. Hayes SVP, General Counsel, Secretary and Chief Governance Officer 13 years In legal services 10 years At ACNB Teresa L Gregory President, Traditions Mortgage, A Division of ACNB Bank 39 years In financial services 1 year At ACNB 36 years In financial services 1 year At ACNB Michael E. Huson SVP, York / Lancaster / Berks Market President 11

Corporate Profile Mid-Atlantic commercial financial holding company for ACNB Bank and ACNB Insurance Services, which serve businesses and communities in South Central Pennsylvania and Northern Maryland. 12 Market pricing data source is S&P Capital IQ Pro as of April 30, 2026. Ownership data source is S&P Capital IQ Pro as of most recent available; financial data as of or for the three months ending March 31, 2026. Source: ACNB Public Filings and Internal Documents. Ticker Nasdaq: ACNB Total Assets $3.3B Total Loans $2.3B Market Capitalization $524M Float 96% Average Daily Volume (3-Mo) 58K Common Shares Outstanding 10.3M Institutional Ownership ~38% Insider Ownership ~4% Price/EPS (NTM) 9.49 Price/Book Value Per Share 1.23x Price/Tangible Book Value Per Share 1.54x Dividend Yield 3.31% Share Price – 04/30/2026 $50.69 52-Week High $53.89 52-Week Low $40.15 ROAA (MRQ) 1.71% ROAE (MRQ) 12.97% FTE NIM (MRQ) 4.46%

Experienced Management Team • Proven management team with successful track record • Approximately 338 years of combined experience Commercially Focused Loan Portfolio • Commercial loans/total loans* ratio of approximately 68% • Average commercial loan yield of 6.34%* • Attractive PA and MD growth markets Stable and Low-Cost Deposit Base • 165+ year-old bank with loyal customer base and leading market share in its core PA markets • Strong presence in affluent and dynamic MD markets • 1.36% cost of interest-bearing deposits • Noninterest bearing demand deposits are approximately 23% of the deposit portfolio Commitment to Noninterest Income to Diversify Revenue • ~19.4% noninterest income to revenues†† driven by insurance services, mortgage and wealth management • ~$739 million in assets under management or administration in wealth management Focus on Expense Management to Create Efficiencies and Support Investments into Improving Customer Experience • ~18% reduction in net branch count from year-end 2020 to year-end 2024 • Added eight branches with Traditions Bancorp, Inc. (“Traditions”) acquisition and consolidated two branches into ACNB Bank branches in 2025 • Undertaking enterprise modernization and digital transformation Strong Profitability • Core return on average assets†† of 1.69% and core return on average equity†† of 13.38% Actively Managing Strong Capital Position • Strong capital position provides flexibility to return capital to shareholders and fund prudent growth of the company • 10.60% tangible common equity/tangible assets†† and regulatory ratios well above internal minimums • Closed strategic acquisition of Traditions in the first quarter of 2025 Stable Asset Quality • 0.46% NPLs/loans • 0.02% NCOs/avg. loans • 1.02% allowance/loans and 221% allowance/NPLs Best-in-Class Franchise with Top-Tier Performance Profitability Credit & Capital ROAA: ACNB (1.69%††), Top 200 Banks¹ (1.25%) NCOs/Avg. Loans: ACNB (0.02%), Top 200 Banks¹ (0.17%) ROAE: ACNB (13.4%††), Top 200 Banks¹ (10.9%) TCE/TA: ACNB (10.60%), Top 200 Banks¹ (8.90%) NIM: ACNB (4.36%), Top 200 Banks¹ (3.64%) Total RBC: ACNB (16.54%), Top 200 Banks¹ (14.73%) Investment Highlights * C&I, CRE, multifamily, farm and construction and development loans as percentage of total loans. Yield is on a fully taxable equivalent. †† Non-GAAP financial measure; Refer to the calculation on the pages titled “Reconciliation of Non-GAAP Measures” at the end of this presentation. 1) Represents the top 200 major exchange-traded banks as defined by total assets as of the most recently reported quarter, excluding merger targets; reflects median values. Financial data as of or for the three months ending 12/31/25.Source: Company data from public filings and internal sources. 13

Overview of 2025 Results

Financial Summary

- Strong operating results in 2025.
- Increase in net income driven primarily by the acquisition of Traditions Bancorp, Inc.
- Profitability ratios remain consistently strong.

Dollars in thousands, except per share data	For the Year Ended December 31, 2025	2024	2023	2022	2021
INCOME STATEMENT DATA					
Interest income	$ 163,212	$ 107,465	$ 96,640	$ 87,049	$ 78,159
Interest expense	40,122	23,854	8,320	3,624	6,915
Net interest income	123,090	83,611	88,320	83,425	71,244
Provision for (reversal of) credit losses	5,262	(2,437)	860	—	50
(Reversal of) provision for unfunded commitments	(532)	(326)	(16)	—	—
Net interest income after provisions for credit losses and unfunded commitments	118,360	86,374	87,476	83,425	71,194
Noninterest income	28,609	24,730	18,445	21,807	22,776
Noninterest expenses	100,515	70,685	66,072	60,281	58,951
Income before income taxes	46,454	40,419	39,849	44,951	35,019
Provision for income taxes	9,403	8,573	8,161	9,199	7,185
Net income	$ 37,051	$ 31,846	$ 31,688	$ 35,752	$ 27,834
BALANCE SHEET DATA (AT YEAR-END)					
Assets	$ 3,228,126	$ 2,394,830	$ 2,418,847	$ 2,525,507	$ 2,786,987
Securities	$ 531,131	$ 459,472	$ 517,221	$ 620,250	$ 446,161
Loans, net	$ 2,306,842	$ 1,665,630	$ 1,608,019	$ 1,520,749	$ 1,449,394
Deposits	$ 2,450,185	$ 1,792,501	$ 1,861,813	$ 2,198,975	$ 2,426,389
Borrowings	$ 320,116	$ 271,159	$ 252,174	$ 62,954	$ 69,902
Stockholders' equity	$ 419,974	$ 303,273	$ 277,461	$ 245,042	$ 272,114
COMMON SHARE DATA					
Earnings per share—basic	$ 3.61	$ 3.75	$ 3.72	$ 4.15	$ 3.19
Cash dividends declared	$ 1.38	$ 1.26	$ 1.14	$ 1.06	$ 1.03
Book value per share	$ 40.63	$ 35.61	$ 32.73	$ 28.78	$ 31.35
Weighted average number of common shares	10,259,179	8,503,473	8,507,803	8,623,012	8,714,926
Dividend payout ratio	38.82 %	33.64 %	30.62 %	25.50 %	32.22 %
PROFITABILITY RATIOS AND CONDITION					
Return on average assets	1.16 %	1.31 %	1.32 %	1.31 %	1.03 %
Return on average equity	9.44 %	10.94 %	12.23 %	14.35 %	10.52 %
Average stockholders' equity to average assets	12.27 %	11.95 %	10.83 %	9.15 %	9.81 %
SELECTED ASSET QUALITY RATIOS					
Non-performing loans to total loans	0.46 %	0.40 %	0.26 %	0.25 %	0.42 %
Net charge-offs to average loans outstanding	0.01 %	0.02 %	0.02 %	0.08 %	0.08 %
Allowance for credit losses to total loans	1.02 %	1.03 %	1.23 %	1.16 %	1.30 %
Allowance for credit losses to non-performing loans	220.80 %	253.67 %	478.53 %	463.08 %	306.05 %

Source: ACNB Public filings and Internal Documents.

ACNB Corporation 14

Balance Sheet Trends 151. Compounded Annual Growth Rate (CAGR). 2. Non-GAAP financial measure. Refer to the calculation on the page titled “Reconciliation of Non-GAAP Measures” at the end of this presentation. Total Loans ($MMs) CAGR¹ (‘21 - ’25): 12.24% CAGR¹ (‘21 - ’25): 10.44% Source: ACNB Public filings and Internal Documents. CAGR¹ (’21 - ’25): 3.74% Total Assets ($MMs) CAGR¹ (‘21 - ’25): 0.24% Total Deposits ($MMs) Tangible Common Equity² ($MMs)

Performance Over Time 16Source: ACNB Public filings and Internal Documents. Net Interest Margin (%)1 Efficiency Ratio3 (%) ROAE (%) 2 Diluted EPS ($) 2 TBVPS3 ($) 2 2 2 2 TCE / TA3 (%) 1. Non-FTE. 2. Excluding the strategic balance sheet repositioning, net of the corresponding tax impact, in the amount of $3.5 million for the year ended December 31, 2023 (Non-GAAP); Excluding the discrete merger expenses incurred as a result of the acquisition and integration of Traditions Bancorp, Inc., net of the corresponding tax impact, in the amount of $1.6 million for the year ended December 31, 2024; Excluding the discrete merger expenses and the initial loan loss provision for non-purchased credit deteriorated loans incurred as a result of the acquisition and integration of Traditions Bancorp, Inc., net of the corresponding tax impact, in the amount of $12.6 million and excluding the strategic balance sheet repositioning, net of the corresponding tax impact, in the amount of $2.8 million for the year ended December 31, 2025. 3. Non-GAAP financial measure. Refer to the calculation on the page titled “Reconciliation of Non-GAAP Measures” at the end of this presentation.

Prudent Reserve Discipline 17Source: ACNB Public filings and Internal Documents. Trends in ACL ACL Overview • ACNB actively monitors its loan portfolio to maintain strong asset quality. • On January 1, 2023, the Corporation adopted Topic 326, universally referred to as CECL; Day one impact resulted in $1.6 million increase in the ACL. • Provision expense in 2025 driven primarily by the acquisition of Traditions Bancorp, Inc.

Strong Capital Position 18Source: ACNB Public filings and Internal Documents. 1. Consolidated regulatory capital ratios as of 12/31/2025. 2. Excess capital defined as capital in excess of the regulatory capital minimums and 250 basis points capital conservation buffer, except for Tier 1 leverage ratio; Tier 1 leverage ratio is capital in excess of well-capitalized minimum. 0.00% 2.00% 4.00% 6.00% 8.00% 10.00% 12.00% 14.00% 16.00% 18.00% Tier 1 Leverage Tier 1 Risk Based CE Tier 1 Total-Risk Based Internal Minimums Excess (2) 11.40% 14.96% 14.74% 16.54%Commentary Capital Ratios¹ • Capital ratios exceed regulatory and internal minimum requirements. • Quarterly cash dividend increased to $0.38 per share for the quarter ending December 2025 compared to $0.32 per share for the quarter ending December 2024. • Repurchased 264,393 shares of ACNB common stock in open market transactions for the twelve months ended December 31, 2025.

Dividend Analysis 2017 to Present 19Source: ACNB Public filings and Internal Documents. $0.80 $0.89 $0.98 $1.00 $1.03 $1.06 $1.14 $1.26 $1.38 $- $0.20 $0.40 $0.60 $0.80 $1.00 $1.20 $1.40 $1.60 2017 2018 2019 2020 2021 2022 2023 2024 2025 To ta l D iv id en d Cash Dividend in 2017 was $0.80 compared to $1.38 in 2025( 73%↑)

Total Shareholder Return: 1-Year 20Source: S&P Capital IQ Pro; Data from 12/31/2024 to 12/31/2025 Note: See peer group at the end of this presentation • ACNB outperformed the bank and broader market indices and its peer group over the last year ...

Total Shareholder Return: 5-Year 21Source: S&P Capital IQ Pro; Data from 12/31/2020 to 12/31/2025 Note: See peer group at the end of this presentation ...and outperformed those same indices over the past 5 years.

2026 First Quarter Financial Highlights 22  Net Income =  Diluted EPS =  Tangible Book Value Per Share1 =  Return on Average Assets =  Return on Average Equity =  FTE Net Interest Margin =  Non-Performing Assets to Total Assets =  Allowance for Credit Losses to Totals Loans = Source: April 23, 2026 ACNB Corporation Press Release 1 - Non-GAAP financial measure. Refer to the calculation on the page titled “Non-GAAP Reconciliation” at the end of the April 23, 2026 ACNB Corporation Press Release $13.7M $1.32 $32.99 1.71% 12.97% 4.46% 0.29% 1.01%

2026 Second Quarter Announced Capital Actions 23Source: April 29, 2026 ACNB Corporation Press Release • Declared a regular quarterly cash dividend of $0.42 per share of ACNB Corporation common stock payable on June 15, 2026, to shareholders of record as of June 1, 2026. • Declared a one-time special cash dividend of $0.50 per share of ACNB Corporation common stock payable on June 15, 2026, to shareholders of record as of June 1, 2026. • New plan to repurchase, in open market transactions at prevailing market prices, up to 310,000, or approximately 3.0%, of the outstanding shares of ACNB’s common stock.

Analyst Coverage of ACNB Corporation 24

Wealth Management • ACNB’s Wealth Management business derives a majority of its revenue from noninterest income consisting of trust, investment advisory and brokerage, and other servicing fees. • Wealth Management clients are located largely within the Bank’s primary geographic markets. • Substantial revenues are generated from investment management agreements with clients. Under these agreements, fee income is typically generated as a percentage of the market value of assets under management/administration. • Income from Wealth Management activities increased by 6% from 2024 to 2025 going from $4,226,000 to $4,475,000. 1. Securities and certain insurance products are offered through Cetera Investment Services, LLC, a registered broker-dealer and FINRA member, and advisory services are offered through Cetera Investment Advisers, LLC. Neither firm is affiliated with ACNB. Source: ACNB Public filings and Internal Sources 25 Mark P. Bernier SVP, Wealth Management Officer Total: 537,800 Total: 518,800 Total: 639,400 Total: 683,800 At Year-End in Thousands of Dollars Total: 738,800

ACNB Insurance Services, Inc. Source: ACNB Public filings and Internal Sources 26 • ACNB Insurance Services, Inc. is a full-service insurance agency, with licenses in 46 states, offering a broad range of property, casualty, health, life and disability insurance to both personal and commercial clients. • The agency is working to leverage the Traditions Bank acquisition for synergies and revenues across both the insurance and banking subsidiaries. • The Insurance agency represents the largest source of Other Income for the Corporation. Total Income for the agency decreased by 2.8% in 2025 due to policy cancellations and the timing of renewals in the year. Mark A. Westcott President & Chief Executive Officer At Year-End in Thousands of Dollars

Traditions Mortgage A Division of ACNB Bank 27 Teresa L. Gregory President, Traditions Mortgage, A Division of ACNB Bank Source: ACNB Public filings and Internal Sources 1At Year-End in Thousands of Dollars • Exceptional Growth: Increased production from $34.9MM to $273.4MM (+684% year-over-year) • Market Leadership: Ranked #1 Purchase Money Lender in Adams & York Counties • Expanding Homeownership: Helped 409 first-time homebuyers achieve the dream of homeownership 1. Acquired Traditions Bank in February 2025; results for 2025 includes both ACNB Bank and Traditions Mortgage, A Division of ACNB Bank. 1

Accolades 28

Our Vision To be the independent financial services provider of choice in the communities served by building relationships and finding solutions. 29

Shareholder Questions & Answers 30

Thank You & Meeting Adjournment Stock Symbol: ACNB (Nasdaq) www.acnb.com 31

ACNB Peers

Name	Ticker	Name	Ticker
Arrow Financial Corporation	AROW	Somerset Trust Holding Company	SOME
First Bank	FRBA	Norwood Financial Corp.	NWFL
Capital Bancorp, Inc.	CBNK	Hanover Bancorp, Inc.	HNVR
BCB Bancorp, Inc.	BCBP	Esquire Financial Holdings, Inc.	ESQ
Ponce Financial Group, Inc.	PDLB	Princeton Bancorp, Inc.	BPRN
Citizens & Northern Corporation	CZNC	ENB Financial Corp	ENBP
Citizens Financial Services, Inc.	CZFS	Parke Bancorp, Inc.	PKBK
Unity Bancorp, Inc.	UNTY	Franklin Financial Services Corporation	FRAF
Fidelity D & D Bancorp, Inc.	FDBC	First United Corporation	FUNC
Chemung Financial Corporation	CHMG	Lyons Bancorp Inc.	LYBC
Orange County Bancorp, Inc.	OBT	Northeast Community Bancorp, Inc.	NECB
Meridian Corporation	MRBK		

ACNB Corporation 32

Reconciliation of Non-GAAP Measures Note: The Corporation has presented the following non-GAAP financial measures because it believes that these measures provide useful and comparative information to assess trends in the Corporation’s results of operations and financial condition. These non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the Corporation’s industry. Investors should recognize that the Corporation’s presentation of these non-GAAP financial measures might not be comparable to similarly-titled measures of other corporations. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures, and the Corporation strongly encourages a review of its condensed consolidated financial statements in their entirety. 33

Reconciliation of Non-GAAP Measures 34Source: ACNB Public filings and Internal Documents.

Reconciliation of Non-GAAP Measures 35Source: ACNB Public filings and Internal Documents.

Reconciliation of Non-GAAP Measures 36Source: ACNB Public filings and Internal Documents.

Reconciliation of Non-GAAP Measures 37Source: ACNB Public filings and Internal Documents.

Reconciliation of Non-GAAP Measures 38Source: ACNB Public filings and Internal Documents.